Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2006 relating to the financial statements, which appears in Cabot Corporation’s Annual Report on Form 10-K for the year ended September 30, 2008.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 11, 2009